Registration No. 333-_______

As filed with the Securities and Exchange Commission on December 5, 2005

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

__________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

__________

PAR PHARMACEUTICAL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-3122182 (I.R.S. Employer Identification No.)

300 Tice Boulevard Woodcliff Lake, New Jersey (Address of principal executive offices)	07677 (Zip Code)

2004 PERFORMANCE EQUITY PLAN

(Full title of the plan)

Scott Tarriff, Chief Executive Officer and President

Par Pharmaceutical Companies, Inc.

300 Tice Boulevard

Woodcliff Lake, New Jersey 07677

(Name and address of agent for service)

(201) 802-4000

(Telephone number, including area code, of agent for service)

Copies of all communications to:

Stephen R. Connoni, Esq.

Kirkpatrick & Lockhart Nicholson Graham LLP

599 Lexington Avenue

New York, New York 10022

(212) 536-3900

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.01 per share	1,646,254 3,513,718 4,090,480(2)	(3) $27.055(4)	$61,811,518.56 $95,063,640.49	$16,786(5)

(1)

This Registration Statement also registers additional securities to be offered or issued upon adjustments or changes made to registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

In addition to the 5,159,972 new shares of the Registrant’s common stock, par value $.01 per share (“Common Stock”), being registered hereunder, the Registrant hereby carries forward, and this Registration Statement shall be deemed to apply to, 4,090,480 shares of the Registrant’s Common Stock previously registered, but not used (the “Unallocated Shares”), under (i) Registration Statement on Form S-8 (File No. 333-68456) filed by the Registrant on August 27, 2001 and (ii) Registration Statement on Form S-8 (File No. 333-106681) filed by the Registrant on June 30, 2003 (the “2001 Plan Registration Statements”) registering shares of the Registrant’s Common Stock to be offered under the Registrant’s 2001 Performance Equity Plan.  In conjunction with the filing of this Registration Statement, the Registrant is filing a Post-Effective Amendment to the 2001 Plan Registration Statements acknowledging the transfer of the Unallocated Shares to this Registration Statement.

(3)

Solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, the table below details the maximum offering price per share with respect to shares being registered hereunder that have been allocated to awards under the 2004 Performance Equity Plan:  (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised, as listed below; and (ii) in the case of shares of restricted Common Stock previously granted, the fee is calculated on the basis of the fair market value (“FMV”) of the shares on the date of grant.

Date of Grant	Exercise Price / FMV	No. of Outstanding Options / Shares of Restricted Common Stock	Maximum Offering Price
06/10/04	$40.12	15,000	$601,800.00
06/21/04	37.30	45,000	1,678,500.00
07/15/04	34.29	123,000	4,217,670.00
08/03/04	40.82	10,000	408,200.00
09/20/04	40.73	4,000	162,920.00
09/27/04	36.06	35,000	1,262,100.00
12/21/04	42.05	30,500	1,282,525.00
01/06/05	42.14	593,722	25,019,445.08
01/06/05	42.14	200,032	8,429,348.48
02/18/05	37.40	54,000	2,019,600.00

Date of Grant	Exercise Price / FMV	No. of Outstanding Options / Shares of Restricted Common Stock	Maximum Offering Price
02/22/05	38.51	25,000	962,750.00
02/25/05	37.67	22,500	847,575.00
04/07/05	33.10	76,500	2,532,150.00
06/10/05	32.55	15,000	488,250.00
05/24/05	32.09	88,000	2,823,920.00
05/31/05	32.00	5,000	160,000.00
06/06/05	31.10	107,500	3,343,250.00
06/07/05	30.96	2,500	77,400.00

Date of Grant	Exercise Price / FMV	No. of Outstanding Options / Shares of Restricted Common Stock	Maximum Offering Price
06/13/05	32.88	72,500	2,383,800.00
06/14/05	32.19	10,000	321,900.00
06/15/05	33.51	2,500	83,775.00
06/16/05	31.57	5,000	157,850.00
06/20/05	31.03	2,500	77,575.00
8/24/05	23.38	32,000	748,160.00
8/29/05	23.49	2,000	46,980.00
9/1/05	24.49	47,500	1,163,275.00
9/9/05	25.54	20,000	510,800.00
Total No. of Shares Granted		1,646,254	$61,811,518.56
Total No. of Shares Not Yet Granted		3,513,718	$95,063,640.49
TOTAL SHARES		5,159,972	$156,875,159.05

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.  The fee is calculated on the basis of the average of the high and low prices for the Registrant’s Common Stock reported on the New York Stock Exchange on December 1, 2005.

(5)

Aggregate registration fees of $26,451.82 were paid in connection with the Unallocated Shares.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.

Incorporation of Documents by Reference.

The following documents filed by Par Pharmaceutical Companies, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

1.

The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Commission on March 16, 2005;

2.

The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended April 3, 2005, July 3, 2005 and October 2, 2005, filed with the Commission on May 13, 2005, August 12, 2005 and November 14, 2005, respectively; and Amendment No. 1 to the Registrant's Quarterly Report on Form 10-Q/A for the quarter ended October 2, 2005, filed with the Commission on November 15, 2005;

3.

The Registrant’s Proxy Statement on Form 14A relating to its 2005 annual meeting of stockholders and filed with the Commission on April 14, 2005;

4.

The Registrant’s Current Reports on Form 8-K filed with the Commission on February 24, 2005, April 28, 2005, May 5, 2005, July 28, 2005 and October 27, 2005;

5.

All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2004 through the date hereof; and

6.

The description of the Registrant’s Common Stock contained in the Registration Statement filed by the Registrant under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement.  Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document that is incorporated by reference into this Registration Statement or by any document that constitutes part of the prospectus relating to the Registrant's 2004 Performance Equity Plan, as amended, each meeting the requirements of Section 10(a) of the Securities Act.

Item 4.

Description of Securities.

The class of securities to be offered under this Registration Statement is registered under Section 12(b) of the Exchange Act.

Item 5.

Interests of Named Experts and Counsel.

Not applicable.

Item 6.

Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or the DGCL, authorizes a corporation, subject to the procedures and limitations stated therein, to indemnify its directors, officers, employees and agents against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement reasonably incurred, including liabilities under the Securities Act, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, although in the case of proceedings brought by or on behalf of the corporation, indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation, unless the court determines otherwise. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Our certificate of incorporation and bylaws provide for indemnification of our directors and officers to the fullest extent permitted by Delaware law.

As permitted by Section 102 of the DGCL, our certificate of incorporation and bylaws provide that no director will be liable to the registrant or its stockholders for monetary damages for breach of certain fiduciary duties as a director, except to the extent that such elimination or limitation of liability is not permitted under the DGCL as in effect at the time of breach of such fiduciary duty.

Section 145 of the DGCL also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him or her and incurred by him or her in his or her capacity as a director, officer, employee or agent of the corporation, or arising out of his or her status as a director, officer, employee or agent of the corporation. We maintain liability insurance covering our directors and officers for claims asserted against them or incurred by them in their capacity as directors and officers, including claims brought under the Securities Act, within the limits and subject to the limitations of our policies.

Item 7.

Exemption From Registration Claimed.

Not applicable.

Item 8.

Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.

Description

3.1

Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on May 9, 2003 (incorporated by reference to Exhibit 3.1 of the Registrant’s Report on Form 8-K, filed with the Commission on July 9, 2003).

3.2

Certificate of Amendment of Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on May 27, 2004 (filed herewith).

3.3

Certificate of Designations of Series A Junior Participating Preferred Stock of the Registrant, as filed with the Secretary of State of the State of Delaware on October 27, 2004 (filed herewith).

3.4

By-laws of the Registrant, as amended on February 25, 2004 (filed herewith).

5.1

Opinion of Kirkpatrick & Lockhart Nicholson Graham LLP regarding the legality of the shares being registered hereunder (filed herewith).

23.1

Consent of Deloitte and Touche LLP, independent registered public accounting firm (filed herewith).

23.2

Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (included in the opinion filed as Exhibit 5.1 hereto).

24.1

Power of Attorney (included on the signature page to this Registration Statement).

Item 9.

Undertakings.

(a)  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

(i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however,

(A)  Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B)  Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodcliff Lake, State of New Jersey, on this 5th day of December 2005.

PAR PHARMACEUTICAL COMPANIES, INC.

By:/s/ Scott Tarriff

Scott Tarriff

Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person, whose signature appears below, constitutes and appoints Scott Tarriff and Dennis J. O’Connor, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Signature	Capacity	Date

/s/ Mark Auerbach Mark Auerbach	Executive Chairman of the Board of Directors	December 5, 2005

/s/ Scott Tarriff Scott Tarriff	Chief Executive Officer, President and Director (Principal Executive Officer)	December 5, 2005

/s/ Dennis J. O’Connor Dennis J. O’Connor	Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	December 5, 2005

/s/ John D. Abernathy John D. Abernathy	Director	December 5, 2005

/s/ Arie Gutman Arie Gutman	Director	December 5, 2005

/s/ Peter S. Knight Peter S. Knight	Director	December 5, 2005

/s/ Ronald M. Nordmann Ronald M. Nordmann	Director	December 5, 2005

/s/ Peter W. Williams Peter W. Williams	Director	December 5, 2005

/s/ L. William Seidman L. William Seidman	Director	December 5, 2005

/s/ Joseph E. Smith Joseph E. Smith	Director	December 5, 2005

EXHIBIT INDEX
Exhibit No.	Description
3.2	Certificate of Amendment of Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on May 27, 2004.
3.3	Certificate of Designations of Series A Junior Participating Preferred Stock of the Registrant, as filed with the Secretary of State of the State of Delaware on October 27, 2004.
3.4	By-laws of the Registrant, as amended on February 25, 2004.
5.1	Opinion of Kirkpatrick & Lockhart Nicholson Graham LLP regarding the legality of the shares being registered hereunder.
23.1	Consent of Deloitte and Touche LLP, registered certified public accounting firm.